Exhibit 99.7

                                    DEBENTURE

                             CELERITY SYSTEMS, INC.

                   2000 8% Subordinated Convertible Debenture

                              Due February 17, 2003

No.___________

$_____________

      This Debenture is issued by Celerity Systems, Inc., (The "Company") to ____________ (the "Debenture holder") pursuant to exemptions from registration under the U.S. Securities Act of 1933.

                                    ARTICLE I

      1.01 Principal and Interest. The Company, for value received hereby confers the right upon Debenture holder to convert the sum of ________________ dollars ($______) into the common stock of the Company (the "Common Stock") on or before February 17, 2003 ("Maturity Date") as set forth herein, and upon the Maturity Date to pay interest thereon from the date of issue at the rate of eight percent (8%) per annum. The Company shall pay such interest on the outstanding principal amount of the Debenture from the date of issue until the Maturity Date or conversion; the Company shall pay interest only upon the outstanding balance of the Debenture at the rate of eight percent (8%) per annum. Interest will be computed based on a 365 day year.

      1.02 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized, but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, at the Debenture holders option, either, seventy five percent (75%) of the Bid Price, (Bid Price shall mean on any date the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market, or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the five (5) trading days immediately preceding such date of the Common Stock, or, at a fixed price of One Dollar and Fifty cents ($1.50 ) per share.

      The Company shall use its best efforts to file a Registration Statement within thirty (30) days form the Closing Date, furthermore, the Company shall use its best efforts to assure that the Registration Statement is effective within ninety (90) days of the Closing Date. In the event that the Registration Statement is not effective within ninety (90) days the Company will pay damages to the Debenture holder in the amount of two percent (2%) a month payable in cash or stock at the Company's option.

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      1.03 Right of Redemption. The Company shall have the right to redeem in part or in full any outstanding Debentures at one hundred and twenty five (125 %) percent of the Principal plus accrued interest.

      1.04 Interest Payments. The interest so payable will be paid at the time of Conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

      1.05 Paying Agent and Registrar. Initially, the Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, or Company-registrar without notice. The Company may act in any such capacity.

      1.06 Subordinated Nature of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all Company Debt (as defined hereinafter), but only to the extent set forth as follows:

      (a) upon the maturity of any Company Debt, or any installment thereof then due by lapse of time, acceleration or otherwise, all Company Debt then due shall first be paid in full (or provision made for payment in full thereof) before any additional payment on account of principal or interest is made on this Debenture; and

      (b) in the event of any insolvency or bankruptcy proceedings affecting the Company, or any receivership, liquidation, reorganization or other similar proceedings affecting the Company, and, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Company Debt shall be entitled to receive payment in full of all principal of and interest on all Company Debt before the holder of this Debenture is entitled to receive any payment on account of principal, interest or premium on this Debenture.

      The provisions of the preceding paragraphs are solely for the purpose of defining the relative rights of the holders of Company Debt on the one hand and the holder of this Debenture on the other hand and nothing herein shall impair, as between the Company and the holder of this Debenture, the obligation of the Company, which is unconditional and absolute, to pay the holder of this Debenture the principal, interest and premiums hereon in accordance with its terms, nor shall anything herein prevent the holder of this Debenture from exercising all remedies otherwise permitted by law or hereunder upon

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default hereunder, subject to the relative rights of the holders of Company Debt expressed in the preceding paragraphs.

      For the purpose of this Notice, the term "Company Debt" shall mean and include current bank debt and all indebtedness acquired by the Company subsequent to the date hereof, other than indebtedness to any officer, director or other person who has beneficial ownership of ten percent (10%) or more of the Company's issued and outstanding shares of Common Stock.

                                   ARTICLE II

      2.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of the Debenture holder. Without the consent of the Debenture holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Debenture holder or to make any change that does not adversely affect the rights of the Debenture holder.

                                   ARTICLE III

      3.01 Events of Default. An Event of Default is defined as follows: failure by the Company to pay amounts due hereunder within two (2) days of the Maturity Date failure by the Company to advise its transfer agent to issue Common Stock to the Debenture holder within two (2) business days of the Company's receipt of the Notice of Conversion from Debenture holder; or failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; and events of bankruptcy or insolvency. The Debenture holder may not enforce the Debenture except as provided herein.

      3.02 Successor Corporation. If a successor corporation assumes all the obligations of this predecessor, Celerity Systems, Inc., the predecessor corporation will be released from those obligations under the Debenture.

      3.03 Waiver and Release. A director, officer, employee or stockholders, as such, of the Company shall not have any liability for any obligations of the Company under the Debenture or for any claim based on, in respect of, or by reason of such obligations or their creation. The Debenture holder, by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debenture.

                                   ARTICLE IV

      4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time beginning ninety (90) days following the date of closing, into shares of Common Stock at a price equal to the following
Conversion: at the Debenture holders option, either, seventy five percent (75%) of the average closing Bid

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Price for the five (5) trading days immediately preceding conversion, or, One
Dollar and Fifty cents ($1.50) per share.

      In lieu of any fractional share to which the Debenture holder would otherwise be entitled, the Company will pay the balance in cash.

      4.02 Reissuance of Debenture. When the Debenture holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

      4.03 Termination of Conversion Rights. The Debenture holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on February 17, 2003 and shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of common stock and amount of interest shall be issued to the Debenture holder.

      4.04. Notwithstanding any other provision contained herein, the parties agree that in no event shall the Company be required to issue (i) an aggregate number of shares constituting more than 19.99% of the number of shares of Common Stock outstanding on the date of such issuance or (ii) a number of shares that would result in a change of control of the Company, unless the shareholders of the Company approve such issuance of additional Common Shares or NASDAQ waives the applicable requirements of Market Place Rule 4310(H)(i). The Company agrees to use commercially reasonable efforts to obtain such approval or waiver on or prior to the 90th day following the date that more than 19.99% of the Common Stock would otherwise be issuable pursuant to outstanding Debentures or that an issuance would otherwise result in a change of control by scheduling a shareholders meeting as soon as practicable after such date.

                                    ARTICLE V

      5.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

            If to the Company:            CELERITY SYSTEMS, INC.
                                          122 Perimeter Park Drive
                                          Knoxville, Tennessee 37933.
                                          Attention: President

            If to Debenture holder:       ___________________________

      5.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the Commonwealth of Delaware without giving effect to the principals of conflict of laws thereof. Each of the parties

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consents to the jurisdiction of the U.S. District Court sitting in the Southern
District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

      5.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

      5.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

      5.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

      5.06 Assignment. Neither this Debenture nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Debenture shall insure to the benefit of, and be enforceable by, any permitted transferee of any of the Debentures purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld, the Investor's interest in this Debenture may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor).

      IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties hereto have executed this Debenture as of February 17, 2000.

ATTEST:


____________________________

                                                CELERITY SYSTEMS, INC.


                                                ________________________________

                                                Kenneth Van Meter

                                                Title: President/CEO

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____________________________


                                                ________________________________

                                                Debenture Holder